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EXHIBIT 99(b)



                               HECHINGER COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)

                                                                              (UNAUDITED)
                                                                              JAN. 3, 1998    SEPT. 27, 1997
                                                                              ------------------------------
ASSETS
CURRENT ASSETS
Cash and cash equivalents                                                     $    65,364        $    87,215
Merchandise inventories                                                           879,359            973,139
Other current assets                                                               88,822             77,324
                                                                              ------------------------------
Total Current Assets                                                            1,033,545          1,137,678

ASSETS HELD FOR SALE                                                               26,340             76,671
PROPERTY, FURNITURE and EQUIPMENT, net                                            311,772            325,637
COST IN EXCESS OF NET ASSETS ACQUIRED, net                                         50,523             50,967
LEASEHOLD ACQUISITION COSTS, net                                                   35,921             36,438
OTHER ASSETS                                                                       38,008             41,008
                                                                              ------------------------------
TOTAL ASSETS                                                                  $ 1,496,109        $ 1,668,399
                                                                              ==============================


LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Revolving credit facility                                                     $   252,125        $   243,970
Current portion of long-term debt and capital lease obligations                    32,127             32,382
Due to parent                                                                      34,324             34,324
Accounts payable and accrued expenses                                             433,406            562,987
Accrued costs for store closings                                                   50,488             61,397
                                                                              ------------------------------
Total Current Liabilities                                                         802,470            935,060

LONG-TERM DEBT, less current portion                                              352,802            352,960
CAPITAL LEASE OBLIGATIONS, less current portion                                    76,465             76,824
DEFERRED RENT                                                                      27,508             27,087

STOCKHOLDER'S EQUITY
Common stock, $.01 par value; authorized 1,000 shares, issued 10 shares                 -                  -
Additional paid-in capital                                                        241,507            241,507
Contributed capital                                                               108,058            108,058
Accumulated deficit                                                              (112,701)           (73,097)
                                                                              ------------------------------
Total Stockholder's Equity                                                        236,864            276,468
                                                                              ------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                    $ 1,496,109        $ 1,668,399
                                                                              ==============================
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See notes to condensed consolidated financial statements.